SCHEDULE 14A
                        (Rule 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Act of 1934 (Amendment No.              )

Filed by the registrant x

Filed by a party other than the registrant___

Check the appropriate box:
__  Preliminary proxy statement
_x_ Definitive proxy statement
__  Definitive additional materials
__  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Sloan Electronics, Inc.
         ------------------------------------------------
         (Name of Registrant as Specified in its Charter)

                      Sloan Electronics, Inc.
         -------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
x   No fee required
__  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
    and O-11

    1) Title of each class of securities to which transaction applies:__________________________________________________________
    2) Aggregate number of securities to which transaction applies:__________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________
    4) Proposed maximum aggregate value of transaction:___________
    5) Total fee paid:____________________________________________
       ___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a) (2) and identify the filing for which the offseting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid: _____________________
    (2) Form, Schedule or Registration Statement No.:________________
    (3) Filing Party: _______________________________
    (4) Date Filed: _________________________________

                       Sloan Electronics, Inc.
              1715 Stickney Point Rd., Sarasota FL 34242

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SATURDAY MAY 22, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sloan Electronics, Inc., a Delaware corporation (the "Company"), will be held at the offices of Bobbitt Pittenger & Co., at the following address:
                     Bobbitt Pittenger & Co.
                   1605 Main St.  Suite 1010
                     Sarasota FL  34236
on May 22, 1999 at 2 PM, for the purpose of considering and acting upon the following matters:
        1. The ratification of an anti-takeover amendment to the Company's Articles to classify the Company's Board of Directors into three classes and to provide for removal of directors only for cause ("Amendment No. 1").
        2. The ratification of an anti-takeover amendment to the Company's Articles to issue previously approved Preferred Stock, which the Company intends to issue to Larry Provost and Paul Sloan ("Amendment No. 2").
        3. The election of two Class I directors to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified, the election of two Class II directors to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified, and The election of one Class III director to serve until the 2002 Annual Meeting of Stockholders and until his respective successor is elected and qualified.
        4. The ratification of the re-appointment of Bobbitt Pittenger and Company PA, to audit the company's financial statements.
        5. The approval by the shareholders of options issued to officers, directors and consultants of the company under the 1998 Stock Option Plan.
        6. Approval for the Board of Directors to change the Company name to better reflect management's business plan.
        7. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 9, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Company, located at 1715 Stickney Point Rd., Sarasota FL 34242.

The Board of Directors of the Company is not soliciting proxies for this meeting. Reference is made to the attached statement for further information with respect to the business to be transacted at the meeting. You are cordially invited to attend the meeting in person, or to appoint by proxy a substitute to vote your shares.


/s/Larry Provost
Secretary                           DATE: April 5, 1999

                         Sloan Electronics, Inc.
                 1715 Stickney Point Rd., Sarasota FL 34242

                           PROXY INFORMATION STATEMENT

GENERAL

This information is furnished by the Board of Directors of Sloan Electronics, Inc. (the "Company") for the Company's 1999 Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. This proxy statement and the foregoing notice are first being sent to stockholders of the Company (the "Stockholders") on or about April 30, 1999.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, shareholders in attendance, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

            VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

At the close of business on April 9, 1999, the record date fixed for the determination of Stockholders entitled to notice of and to vote at the Meeting, there were 11135249 outstanding shares of the Company's Common Stock, its only class of voting securities currently issued. Each share of Common Stock entitles the record holder thereof to one vote. The presence at the Meeting, in person or by proxy, of a majority of such outstanding shares of Common Stock will constitute a quorum.

The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the anti-takeover amendment to the Company's Articles to classify directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the anti-takeover amendment to the Company's Articles to approve the issue of Preferred Stock. The affirmative vote of a majority of votes cast at the Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the stock options issued to officers, directors and consultants. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the ratification of the appointment of Bobbitt Pittenger and Company PA, to audit the company's financial statements for the year ended December 31, 1999. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the Company's change of name.

Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.


       SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 9, 1999 regarding the beneficial ownership of the Company's Common Stock by (i)each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each Director and executive officer of the Company and (iii) by all executive officer and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned. The number of shares indicated does not include unexercised stock options.

 Name of                     Number of Shares
 Beneficial Owner           Beneficially Owned      Percent of Class
--------------------         ------------------      ----------------
Larry Provost                1,290,992(1)               11.59%
Chairman, Secretary
and Chief Financial Officer

Paul Sloan                   2,962,535                  26.61%
President, Director

Lester Cohen (2)               588,763                   5.29%
Director,
Vice President - Marketing

Margery Cohen Trust            588,763                   5.29%

Michael Solomon                288,626                   2.59%
Director,
Senior Vice President

James Vondra                   414,758                   3.72%
Director

Donald Grimes                        0                   0.00%
VP Sales

Gregory Tuai                   703,234                   6.32%

John Rothrock                  693,234                   6.23%

Walter Eckman                  609,093                   5.47%

All Directors & Officers     5,545,674                  49.8%
as a group (6 persons)

 (1) Includes 7000 shares purchased for Mr. Provost's personal IRA account in March, 1999 and 3000 shares purchased in March, 1999.
 (2) Mr. Lester Cohen is the husband of Mrs. Margery Cohen.

The following table sets forth information at April 9, 1998 with respect to the beneficial ownership of the Company's Stock by (a) each director and each nominee for election as a director of the Company,
(b) each current executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" and (c) all directors and executive officers of the Company as a group (6 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and dispositive power with respect to the shares of Common Stock indicated as beneficially owned by such person or group. The number of shares indicated does not include unexercised stock options

Name of                       Number of Shares
Beneficial Owner             Beneficially Owned      Percent of Class
--------------------         ------------------      ----------------
Larry Provost                1,290,992(1)               11.59%
Chairman, Secretary
and Chief Financial Officer

Paul Sloan                   2,962,535                  26.61%
President, Director

Lester Cohen (2)               588,763                   5.29%
Director,
Vice President - Marketing

Michael Solomon                288,626                   2.59%
Director,
Senior Vice President

James Vondra                   414,758                   3.72%
Director

Donald Grimes                        0                   0.00%
VP Sales

Richard Brooks                       0                   0.00%
Nominee for Director

Jim Marquis                          0                   0.00%
Nominee for Director

All Directors, Director
Nominees & Officers           5,548,674                  49.8%
as a group (8 persons)

 (1) Includes 7000 shares purchased for Mr. Provost's personal IRA account in March, 1999 and 3000 shares purchased in March, 1999.

 (2) Mr. Lester Cohen is the husband of Mrs. Margery Cohen.

 PROPOSAL ONE -- AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS

     On April 2, 1999 the Company's Board of Directors approved an amendment to the Company's By-Law Articles to classify the Company's Board of Directors into three classes and to provide for removal of directors only for cause ("Amendment No. 1"). Amendment No. 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Each shareholder should carefully study the description of Amendment No. 1 contained herein and the text of the proposed amendment as set forth on Exhibit A to this Proxy Statement. The description of Amendment No. 1 set forth below is qualified in its entirety by reference to the text of Amendment No. 1 set forth on Exhibit A.

CLASSIFIED BOARD

     The Company's existing charter documents provide that directors are to be elected annually for one-year terms. Proposed Amendment No.1 would change this process by dividing the Board of Directors into three classes, with each class to be as nearly equal in number as possible. Starting with the annual meeting of shareholders in 1999, one class will be elected each year for a three-year term.

     The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors at every election of directors. At least two shareholder meetings, instead of one (as under the current charter provisions), will be required to effect a change in the majority control of the Board and at least three shareholder meetings will be required to effect a change in the entire Board of Directors, except in the event of vacancies resulting from resignation, removal for cause or other reasons (in which case the remaining directors will fill the vacancies so created - see "Removal of Directors Only for Cause; Filling Vacancies on the Board of Directors" below).

     The Board believes that Amendment No. 1 would help ensure continuity of experience, which is desirable and in the best interests of the Company and its shareholders' equity. The Board believes that the longer time required to elect a majority of a classified Board will also help to assure continuity and stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as directors of the Company.

REMOVAL OF DIRECTORS ONLY FOR CAUSE; FILLING VACANCIES ON THE BOARD OF
DIRECTORS

     Under Delaware law, unless the articles of incorporation otherwise provide, a director, or the entire board of directors, may be removed by the shareholders with or without cause. The Company's present Bylaws provides that the entire Board of Directors, or any member thereof, may be removed by an affirmative vote of the holders of a majority of shares entitled to vote. Amendment No.1 provides that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. "Cause" is defined in Amendment No. 1 to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or
(ii)
has  been adjudged by a court of competent jurisdiction to  be  liable for engaging in an act involving willful malfeasance which had a material adverse effect on the Company. Amendment No.1 also provides that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors then in office may fill such newly created directorship, and the new director so elected will serve for the same terms as that of the other directors of the class of which he or she is a member. The provisions of Amendment No.1 relating to the removal of directors will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees. These provisions will also reduce the power of shareholders generally, even those with a majority interest in the Company, to remove incumbent directors and to fill vacancies on the Board without the support of the incumbent directors.

REASONS FOR THE PROPOSED AMENDMENT

     Over the last several years, there has been a trend toward the accumulation of substantial stock positions in public corporations by outside parties either with a view toward using a controlling block of stock to force a merger or consolidation, or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to, or consultation with, management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on its board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     Although takeovers or changes in management of a corporation, which are proposed and effected without prior consultation and negotiation with the corporation's management are not necessarily detrimental to the corporation and its shareholders, it is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, Amendment No. 1 is designed to protect against rapid shifts in control of the Board, to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and the Board and assist in assuring continuity in the management, affairs and business strategies of the Company.

     However, it should be noted that Amendment No. 1 would make a change in directors and management for any reason more difficult at each election of directors, even if this would be beneficial to shareholders. The staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board and would prohibit removal of incumbent directors by a holder of a large block of the Company's shares except for cause. If Amendment No. 1 is adopted, shareholders will elect directors to longer terms, and existing directors, if re-elected, would be the initial beneficiaries of the extended terms. In addition, if Amendment No. 1 is approved, it could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even if the Company's shareholders may consider such a change in
control   to   be  in  their  best   interests.   See   "Anti-Takeover
Considerations."

     Amendment No. 1 is consistent with Delaware corporate law, which authorizes the classification of a board of directors into two or more classes. Delaware corporate law also provides that a corporation's articles of incorporation may contain procedures for removal of directors and filling vacancies on the board. As stated above, shareholders should note that absent the limitation of the removal of directors contained in Amendment No. 1, they would have the right under applicable Delaware corporate law to remove directors, with or without cause, by a majority vote.

     Amendment No. 1 is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. However, for the reasons stated above, the Company's Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to takeover or restructure the Company by adopting Amendment No. 1 at this time outweigh the disadvantages of discouraging such proposals.

ANTI-TAKEOVER CONSIDERATIONS

     As described above, Amendment No. 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, even if the Company's shareholders may consider such a change in control to be in their best interests. The Company's existing Articles contain certain anti-takeover provisions which could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions could also limit the price that certain investors might be willing to pay in the future for the Common Stock.

CLASS NOMINEES

     Subject to shareholder approval of Amendment No. 1, the Board of Directors to be elected at the Annual Meeting will be divided into three classes. The Class I director will hold office until the 2000 annual meeting of shareholders and his successor is elected and qualified, the Class II director will hold office until the annual meeting of shareholders in 2001 and his successor is elected and qualified, and the Class III director will hold office until the 2002 annual meeting of shareholders, and until his successor is elected and qualified. Thereafter, each director will be elected to a three-year term, with one-third of the number of authorized directors being elected at each annual meeting of shareholders. The Board of Directors has unanimously approved the classification of the nominees listed below.

        Class I:   Jim Marquis, Richard Brooks
        Class II:  Jim Vondra, Paul Sloan
        Class III: Larry Provost

Accordingly,   the  Board  of  Directors  will  offer  the   following
resolution at the Annual Meeting:

RESOLVED, that Article II(1), Article II(2), Article II(3) and Article II(5) of the Restated By-Laws of the Company shall be deleted in their entirety and replaced with Amendment No. 1, as set forth in the text of the proposed amendment as Exhibit A to this Proxy Statement.


The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 1.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL ONE, AMENDMENT TO THE RESTATED BY-LAW ARTICLES.

 PROPOSAL TWO -- AMENDMENT TO ISSUE PREFERRED STOCK

     On April 2, 1999, the Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation to issue previously approved Preferred Stock. The Company's intention is to issue ten shares of Preferred Stock to Larry Provost and ten shares of Preferred Stock to Paul Sloan with each share of Preferred Stock being freely convertible into one million five hundred thousand shares of the Company's Common Stock at anytime upon the discretion of the
Preferred  shareholder  ("Amendment No.2").  Each  shareholder  should carefully study the description of Amendment No. 2 contained herein and the text of Amendment No. 2 as set forth on Exhibit B to this Proxy Statement. The description of Amendment No. 2 set forth below is qualified in its entirety by reference to the text of Amendment No. 2 set forth on Exhibit B.

REASONS FOR THE PROPOSED AMENDMENT

      The Company hereby incorporates by reference the same reasons as set forth in Proposed Amendment Number One. In addition, the Company notes that although Proposed Amendment One can be deemed an anti-takeover measure, there is still a risk that a hostile party could accumulate enough stock so as to have enough voting control to amend the articles and by-laws of the Company. As an added protection, the Company intends to issue its Preferred Stock to its Chairman and President so that each may convert their Preferred into Common Stock in the event a hostile person or entity obtained a majority of the shares of Common Stock outstanding. This Preferred Stock has the advantage of assisting the present management in making sure that they will be a substantial voice in the on going operation of the Company. The Company is presently undergoing a rapid acquisition campaign and hence, even without a hostile individual or entity acquiring shares in the open market, the Board of Directors believes that the Preferred Stock is necessary to make sure that the present Chairman and President maintain their power and authority since all of the acquisitions announced as of this date are anticipated to close through the use of Common Stock. Hence, the Preferred Stock will assure that present management is maintained after the closure of all announced acquisitions.

Accordingly,   the  Board  of  Directors  will  offer  the   following
resolution at the Annual Meeting:


RESOLVED, Amendment No. 2 contained herein be adopted and that Article numbered "FORTH" of the Amended Certificate of Incorporation of the Company shall be deleted in its entirety and replaced with the text as set forth in Exhibit B to this Proxy Statement.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NUMBER TWO, AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


PROPOSAL THREE - ELECTION OF DIRECTORS

The Company's By-Laws fix the number of directors of the Company at five. At the Meeting, shareholders will elect five directors to serve until the election and qualification of their respective successors.

Each of the nominees has indicated a willingness to serve as a director of the Company. In the event that any of the nominees should become unavailable or unable to serve for any reason, shareholders present in person or represented by proxy will vote for one or more alternate nominees as the Board of Directors may recommend.

The following table sets forth certain information about each nominee.

Name              Age       Position
-----             ---       --------
Larry Provost     50        Chairman of the Board of Directors,
                            Secretary and Chief Financial Officer.

Paul A. Sloan     40        President, Chief Executive Officer and
                            Director.

Richard Brooks    50        Nominee for Director.

Jim Marquis       56        Nominee for Director.

James Vondra      58        Director.

Mr. Larry Provost became Chairman, Secretary and Chief Financial Officer of the Company since the merger on December 5, 1997. Mr. Provost is presently President of Production Talent, Inc., a film and video production company. He graduated with a B.A. degree in Psychology from New York University in 1970. Mr. Provost has 25 years of experience in equipment leasing.

Mr. Paul A. Sloan became President, Chief Executive Officer and a Director of the Company since the merger on December 5, 1997. Mr. Sloan co-founded Vorec Corporation in 1986 and served as design team leader.

Mr. Richard Brooks is nominee for Director. He is CEO, CFO and Chairman of Response USA Inc., a fully-integrated security systems provider. He served as general counsel to Response Ability Systems, Inc. from August 1986 to February 1990. Mr. Brooks was general counsel for the Interstate Commerce Commission from May 1979 to March 1983 and was senior attorney for the US Treasury Department from March 1974 to April 1979. He received a Bachelor of Science Degree in Business Administration in June 1970 from Temple University, and graduated from Temple University School of Law in 1973.

Mr. Jim Marquis is nominee for director. In March of 1971 he joined Kimchik, Inc. and formed their electronics equipment fabrication division. He is currently Vice President and Board member of Kimchuk and Board member of Smartcom, Inc., Thermal Waste Technologies, Smart Communications, Inc., Investment Funding LLC, and Baron Express LLC and a partner of Professional Properties. Mr. Marquis received a BSEE from the University of Bridgeport in 1968 and a MBA from the University of Connecticut in 1974.

Mr. Vondra became a Director of the Company since the merger on December 5, 1997. Mr. Vondra is a computer scientist with 30 years experience on mainframe computers, and is an independent investor.

Subject to shareholder approval of Amendment No. 1, the Board of Directors to be elected at the Annual Meeting will be divided into three classes. The Class I director will hold office until the 2000 annual meeting of shareholders and his successor is elected and qualified, the Class II director will hold office until the annual meeting of shareholders in 2001 and his successor is elected and qualified, and the Class III director will hold office until the 2002 annual meeting of shareholders, and until his successor is elected and qualified. Thereafter, each director will be elected to a three-year term, with one-third of the number of authorized directors being elected at each annual meeting of shareholders. The Board of Directors has unanimously approved the classification of the nominees listed below.

        Class I:   Jim Marquis, Richard Brooks
        Class II:  Jim Vondra, Paul Sloan
        Class III: Larry Provost

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR THE DIRECTORS.


INFORMATION CONCERNING LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.


INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met one time in 1998, all of the directors attended the meeting except for Mr. Cohen. In addition, the Directors held several informal telephone discussions and voted on issues by special ballot. The entire Board of Directors considers issues before it, and may form committees for certain purposes.

COMPENSATION OF DIRECTORS

The Directors received no cash compensation in 1998, but did receive the following stock options during 1998:

Name                Amount    Exercise Price  Term   Amount Exercised
-----               ------    --------------  ----   ----------------

Mr. Provost        20000         $0.32        5 yr           0
Mr. Sloan          20000         $0.32        5 yr           0
Mr. Cohen          10000         $0.25       10 yr           0
Mr. Solomon        10000         $0.25       10 yr           0
Mr. Vondra         10000         $0.25       10 yr           0


EXECUTIVE COMPENSATION.

The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses may be granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Decisions on executive officer compensation are, however, primarily subjective. No predetermined weight is generally assigned to any of the factors mentioned above. A guideline in determining bonus compensation for division presidents and other designated executive officers has historically been the achievement of budgeted sales and earnings levels, but no other specific corporate performance related targets are otherwise used and the achievement of such goals is not, in all cases, determinative of whether an executive officer will receive bonus compensation or the amount of such compensation.

Summary Compensation Table

Name and Principle                                 All Other
Position                 Year        Salary      Compensation
-------------------      ----        ------      ------------
Larry Provost            1998        $52,000(3)  $18,000(1) 20,000(4)
Chairman, Secretary      1997        $18,000        196,350 (2)
Treasurer and Chief      1996         12,000
Financial Officer

Paul Sloan               1998        $60,000(5)    20,000(4)
President, Chief         1997        $60,000(6)
Executive Officer        1996        $53,500
and Director

Lester Cohen             1998                      10,000(4)
VP Marketing,
Director

Michael Solomon          1998                      10,000(4)
Senior VP
Director

Donald Grimes            1998        $6,153 (7)    50,000(8)
VP Sales

Jim Vondra               1998                      10,000(4)
Director

(1) Mr. Provost received a $18,000 stipend to cover the costs of maintaining an office.
(2) Mr. Provost received an aggregate of 196,350 shares as part of total compensation during fiscal year 1997.
(3) Mr. Provost received $0 as of December 31, 1998. This amount is accrued and payable by the Company
(4) Shares in stock option plan (unexercised)
(5) Mr. Sloan has received $25,000 as of December 31, 1998. The balance of $35,000 is accrued and payable by the Company.
(6) Mr. Sloan has received $40,000 as of December 31, 1997. The balance of $20,000 is accrued and payable by the Company.
(7) This represents one month's salary.
(8) Mr. Grimes will receive 50,000 shares as a signing bonus contingent upon one year's service.

In addition, the Company may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on service and performance.


CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

Except as described below or under "Compensation of Directors" and "Executive Compensation" the Company has not engaged in transactions required to be disclosed with individuals who were officers, directors, principal stockholders or affiliates thereof.

Mr. Greg Tuai, a 5% or greater shareholder, provided outside services to the company as a design engineer, product developer and consultant through his company Discovery Consulting. In 1998 Discovery Consulting invoiced $75,000 for services and received payment of $18,750 for services. The balance due Discovery Consulting was $100,370 in December of 1998. In December of 1998 Discovery Consulting agreed to forgive $50,185 of this amount.

Mr. Sloan provided office and work space during 1998 to the Company in owned properties at 2527 Montery St, Sarasota FL and 4266 Higel Avenue, Sarasota FL. The total amount paid was $11, 513.


COMPLIANCE WITH SECTION 16(a)

Management believes all reports required by this section have been filed by Directors, Officers and Beneficial Owners.

PROPOSAL FOUR - SHAREHOLDER APPROVAL OF OPTIONS GRANTED UNDER THE 1998
                STOCK OPTION PLAN

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998, and ratified by the Shareholders on May 16, 1998.

The purpose of the 1998 Stock Option Plan is to attract and retain and provide additional incentive to selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary of the Company. Each option granted pursuant to the 1998 Stock Option Plan is required to be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The following description of the 1998 Stock Option Plan is qualified in its entirety by reference to the 1998 Stock Option Plan itself.

Administration of the Plan

The 1998 Stock Option Plan is administered under the direction of the Board of Directors of the Company by the committee appointed by the Board, which consists of the President and Secretary/Treasurer of the Company, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Board is authorized to amend, suspend or terminate the 1998 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1998 Stock Option Plan; (ii) permit the grant of a stock option under the 1998 Stock Option Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 11O% for greater than 1O% stockholders); (iii) change the eligibility requirements for participation in the 1998 Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1998 Stock Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

Shares Subject to the Plan

The 1998 Stock Option Plan provides that options may be granted with respect to a total of 500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1998 Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1998 Stock Option plan.

Participation

Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1998 Stock Option Plan.

Option Price

The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted.

If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 1O years. Options granted to an employee who owns over 1O% of the total combined voting power of all classes of stock of the Company expires not more than five years after the date of grant. The 1998 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

Options Grants

As of the date hereof, the following options to purchase a total of 220,000 shares of Common Stock have been granted pursuant to the 1998 Stock Option Plan:

                          Issue   Exercise                   Amount
Name             Amount   Date     Price        Term       Exercised
----             ------   -----    ------       ----       ---------

Mr. Provost        20000  5/15/98  $0.32        5 yr           0
                   50000  2/24/99   1.44        5 yr           0
Mr. Sloan          20000  5/15/98  $0.32        5 yr           0
                   50000  2/24/99   1.44        5 yr           0
Mr. Cohen          10000  5/15/98  $0.25       10 yr           0
                   10000  2/24/99   1.12       10 yr           0
Mr. Solomon        10000  5/15/99  $0.25       10 yr           0
                   10000  2/24/99   1.12       10 yr           0
Mr. Vondra         10000  5/15/98  $0.25       10 yr           0
                   10000  2/24/99   1.12       10 yr           0

Options to purchase an aggregate of 20000 shares were also issued in 1998 to consultants. The Company currently intends to grant options to purchase 10,000 shares of Common Stock to each of the five board members elected at the 1999 Stockholders Meeting.

Approval and Termination

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998 and the Shareholders on May 16, 1998 and, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on April 10, 2008.


Accordingly,   the  Board  of  Directors  will  offer  the   following
resolution at the Annual Meeting:

RESOLVED, that the shares listed above as Option Grants under the 1998 Stock Option Plan are ratified and approved.


The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL
NUMBER FOUR.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Bobbitt, Pittenger and Company PA as the Company's principal certified public accountants for the fiscal year ending December 31, 1999. It is anticipated that a representative of Bobbitt, Pittenger and Company will be present at the Meeting, and will respond to appropriate questions of stockholders.


PROPOSAL FIVE -  RATIFICATION OF SELECTION OF AUDITORS

The firm of S. M. Ward and Company ("Ward") audited the financial statements of the Company for the fiscal years ended Dec. 31, 1995 through Dec. 31, 1997. On April 6, 1998, pursuant to a vote of the Board of Directors, the firm of Bobbitt, Pittenger and Company PA was selected to audit the financial statements of the Company for the year ended Dec. 31, 1998.

The report of Ward on the Company's financial statements for the previous years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of Ward, through Dec. 31, 1997, there had been no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Wards satisfaction, would have caused Ward to make reference in connection with its reports to the subject matter of the disagreement.

The firm of Bobbitt, Pittenger and Company PA audited the financial statements of the Company for the year ended Dec. 31, 1998.

Accordingly,   the  Board  of  Directors  will  offer  the   following
resolution at the Annual Meeting:

RESOLVED, that the appointment by the Board of Directors of Bobbitt, Pittenger and Company PA, independent public accountants, to audit the financial statements of the Company for the year ended Dec. 31, 1999 be, and hereby is, ratified and approved.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 5. Under Delaware law, there are no rights of appraisal or dissenters rights which arise as a result of a vote to ratify the selection of auditors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL FIVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL SIX -  CHANGE OF COMPANY NAME

On January 29, 1999 the Board of Directors approved that the Company change its name change to better reflect the growth strategy of the Company.

Accordingly,   the  Board  of  Directors  will  offer  the   following
resolution at the Annual Meeting:

RESOLVED, that the Board of Directors shall have the authority to change the name of the Company.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 6.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 6 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company by December 31, 1999 in order to be considered for inclusion in the Company's proxy statement and any form of proxy relating to that meeting.

SOLICITATION OF PROXIES

The Company is not soliciting proxies for the Meeting. Shareholders are cordially invited to attend the Meeting or appoint by proxy a substitute to vote their shares.

ANNUAL REPORT ON FORM 10-KSB

The  Company's  audited  financial  statements  for  the  year  ending
December 31, 1998 and related disclosures are incorporated by reference herein from the Company's 1998 Annual Report 10-KSB which is available at no cost upon written or oral request from the Secretary, and is also available from the SEC Filings link from the Company web site at www.seialert24.com.

By order of the Board of Directors,


/s/Larry Provost
Secretary                       date: April 5, 1999

 EXHIBIT A  -     PROPOSED AMENDMENT NO. 1

Subject to approval by the shareholders of the Company, Article II(1), Article II(2), Article II(3) and Article II(5) of the Restated By-Laws of the Company shall be deleted in their entirety and replaced with the following:

DIRECTORS- ELECTION, TERM AND REMOVAL

     The management of all the affairs, property and interests of the corporation shall be vested in a Board of Directors consisting of not less than three members, the exact number to be fixed by resolution of the Board of Directors. Each director shall be a natural person of full age. The Board shall fix the compensation of directors. The Board of Directors shall be divided into three classes, respectively designated Class I, II and III, each class to consist of as close to one-third of the total number of authorized Directors as possible. The terms of the Directors in Class I shall expire at the annual shareholders meeting held in 2000, the terms of the Directors in Class II shall expire at the annual shareholders meeting held in 2001, and the terms of the Directors in Class III shall expire at the annual shareholders meeting held in 2002. At annual meetings thereafter, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing meeting of shareholders; provided, however, that, if necessary to maintain relative equality among the classes of Directors created due to vacancies or removals of Directors, Directors may be elected to a class whose term expires prior to such third ensuing annual meeting of shareholders. Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy in accordance with the preceding sentence shall be of the same class as the Directors he or she succeeds and shall hold office for the remainder of the full term of such class, unless, by reason of any previous changes in the authorized number of Directors, the Board shall designate the vacant directorship as a directorship of another class in order to achieve more equality in the number of Directors among the classes. Notwithstanding any of the foregoing provisions of this Articles, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of authorized Directors.

     At any meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (i) for Cause and (2) by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought. For purposes of this Article II, "Cause" shall be construed to exist only if the Director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on the corporation. Where a question of the removal of a Director for Cause is to be presented for shareholder consideration, an opportunity must be provided such Director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances, the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

     The qualifications, manner of election, time and place of meetings, and powers and duties of the Directors of the corporation shall be as set forth in the bylaws of the corporation.


 EXHIBIT B -   PROPOSED AMENDMENT NO. 2

     Subject to approval by the shareholders of the Company, Article numbered "FORTH" of the Certificate of Incorporation of the Company shall be deleted in its entirety and replaced with the following:

     FORTH. The Corporation shall be authorized to issue two (2) classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares that the Corporation shall have authority to issue is eighty million (80,000,000) shares of Common Stock with a par value of $.001 and authority to issue twenty shares of Preferred Stock. Each Share of Preferred Stock shall be convertible to one million five hundred thousand shares of Common Stock at the will of the holder of the Preferred Stock. The Preferred Stock shall be without par value.